EXHIBIT 10.31.1
FIRST AMENDMENT TO STANDARD EMPLOYMENT AGREEMENT

This First Amendment to Standard Employment Agreement ("Amendment") is made effective as of the date signed ("Effective Date") by and between DSW Inc., an Ohio corporation (the "Company") and Carrie McDermott (the "Executive");

WHEREAS, Company and Executive are parties to a certain Employment Agreement effective December 31, 2007 (the "Employment Agreement");

WHEREAS, Company and Executive have agreed to amend certain provisions of the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, Company and Executive agree that the Agreement is amended as follows:

1.	Section 5.06 of the Agreement is hereby amended by replacing subsection [4] in its entirety with the following:

[4]     Equity Incentive. Subject to the terms of the DSW Inc. 2005 Equity Incentive Plan, the DSW Inc. 2014 Equity Incentive Plan, any future shareholder approved Company equity plan (collectively the "Plans"), and any applicable agreement, the Executive shall have the following rights:

i. For purposes of this Amendment, "Award" means any award granted under any of the Plans.

ii. Executive may exercise any outstanding Awards that are vested on the date of Involuntary Termination Without Cause.

iii. With respect to Awards that would vest solely upon the passage of time and such vesting date would occur within the 12 month period following the date of Involuntary Termination Without Cause, such Award shall vest and, if applicable, be awarded to Executive as of the date of Involuntary Termination Without Cause.

iv. With respect to Awards that would vest upon the satisfaction of a specified requirement, and/or upon satisfaction of the passage of time and satisfaction of a specified requirement; in the event that all such requirements are satisfied prior to the expiration of the 12 month period following the date of Involuntary Termination Without Cause, such Award shall vest and be awarded to Executive upon the satisfaction of all applicable requirements.

In any event, Executive must exercise any vested Awards during the three-month period following the date of vesting.

2. Except as specifically amended by the provisions of this Amendment, all terms of the Employment Agreement are unmodified and remain in full force and effect.

IN WITNESS WHEREOF the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name and on its behalf.

Date:	February 24, 2016	By:	/s/ Carrie McDermott
Carrie McDermott
Executive

		By:	/s/ Thomas Jessep
Thomas Jessep
SVP, Human Resources